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                                                                   Exhibit 1(ii)

               [FORM OF PREFERRED STOCK UNDERWRITING AGREEMENT]

                                        , 199__


[Representative Name]
[Address]

Ladies and Gentlemen;

     Dominion Resources, Inc., a Virginia corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as representative (in such capacity you shall be referred to as the "Representative"), _______ shares of its Series ___ preferred stock (the "Firm Shares"). The Company also proposes to issue and sell to the several Underwriters not more than an additional _______ shares of such preferred stock (the "Additional Shares") if and to the extent the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of preferred stock granted to the Underwriters in Section II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the Shares. The shares of Series ___ preferred stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Preferred Stock.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including a prospectus, relating to the registration of the Shares and certain of the Company's debt securities under the Securities Act of 1933, as amended (the "Securities Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations promulgated under the Securities Act (the "Rules and Regulations"). Such registration statement has been declared effective by the Commission. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the Registration Statement; and the prospectus (including any prospectus supplement whether or not such prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations) in the form first used to confirm sales of Shares is hereinafter referred to as the Prospectus (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference).

                                   Section I

     1.1 The Company represents and warrants to you and to each of the other Underwriters as of the date hereof that:
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          (a)  The Registration Statement, on the effective date thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement the Registration Statement and the Prospectus conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and neither of such documents includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or
                 --------  -------
     warranty as to the information contained in or omitted from such documents, in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriters through the Representative specifically for inclusion therein.

          (b) The documents incorporated, or deemed to be incorporated, by reference in the Prospectus pursuant to Item 12 of the requirements of Form S-3 under the Securities Act, at the time they were or thereafter are filed with the Commission, complied, and will comply, in all material respects with the applicable requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder.

          (c) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     1.2 Each of the several Underwriters represents and warrants to, and agrees with, the Company, its directors and such of its officers as shall have signed the Registration Statement, and to each other Underwriter, that the information furnished to the Company by, or through the Representative on behalf of, such Underwriter expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

                                  Section II

     The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite their names at $______ a share (the "Purchase Price").

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     On the basis of the representations and warranties contained in this
Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to ________ Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in
Section IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears approximately the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that, without the prior written consent of the Representative, it will not (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or to register or announce the sale or offering of any shares of Preferred Stock or any securities convertible into or exercisable or exchangeable for such Preferred Stock or (ii) enter into any agreement that transfers, in whole or in part, the economic consequences of ownership of such Preferred Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such Preferred Stock or such other securities in cash or otherwise, for a period of 60 days after the date of the initial public offering of the Shares, other than the Shares to be sold hereunder.

                                  Section III

     The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representative's judgement is advisable. The Company is further advised by the Representative that the Shares are to be offered to the public initially at $________ a share (the "Public Offering Price") and to certain dealers selected by the Representative at a price that represents a concession not in excess of $________ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $________ a share, to any Underwriter or to certain other dealers.

                                  Section IV

     Payment for the Firm Shares shall be made by or on behalf of the several Underwriters by the wire transfer of immediately available funds to the Company's account listed on Schedule II to this Agreement. Such payment shall be made upon delivery of the Firm Shares to the Representative or upon its order at the office of the Representative, [Address], at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section IX) following the date of this Agreement, or if pricing takes place after 4:30 P.M. New York City time, on the fourth business day following the date of this Agreement

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(unless postponed in accordance with the provisions of Section IX), or at such other time on the same or such other earlier date, as shall be agreed upon by the Representative and the Company. The time and date of such payment are hereinafter referred to as the Closing Date.

     Payment for any Additional Shares shall be made by or on behalf of the several Underwriters by the wire transfer of immediately available funds to the Company's account listed on Schedule II to this Agreement. Such payment shall be made upon delivery of the Additional Shares to the Representative or upon its order at the office of the Representative, [Address], at 10:00 A.M., New York City time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Representative to the Company of the Representative's determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than ______ 199__, as shall be agreed upon by the Representative and the Company. The time and date of such payment are hereinafter referred to as the Option Closing Date. The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to the Representative on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                                   Section V

     The several obligations of the Underwriters hereunder are subject to the following further conditions:

          5.1 If the Company does not elect to rely on Rule 434 under the Rules and Regulations, and if the filing of the Prospectus is required pursuant to Rule 424(b), the Prospectus (including a prospectus supplement) shall have been filed with the Commission in the manner and within the time period required by Rule 424(b); and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company, shall be contemplated by the Commission and the Representative shall have received at such closing a certificate of the Company, dated the Closing Date, to such effect. If the Company elects to rely on Rule 434 under the Rules and Regulations, immediately following the execution of this Agreement, the Company will prepare an abbreviated term sheet that complies with the

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     requirements of Rule 434 under the Rules and Regulations and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Representative shall reasonably request, and if necessary, promptly file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the Rules and Regulations in accordance with Rule 424(b) thereunder.

          5.2 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement.

          5.3 The Representative shall have received a certificate, dated the Closing Date, of the Chairman of the Board, President and Chief Executive Officer or any Executive Vice President, Senior Vice President or Vice President of the Company, in which such officer, to the best of his knowledge, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct (except for immaterial details) as of the Closing Date and (ii) subsequent to the date of the latest financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company except as set forth or contemplated in the Prospectus or as described in such certificate.

          5.4 You shall have received on the Closing Date an opinion of Thomas F. Farrell, II, Esq., Senior Vice President - Corporate Affairs or such other counsel for the Company, as may be acceptable to the Representative, dated the Closing Date, to the effect that:

          (a) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

          (b) Each significant subsidiary as defined in Rule 405 of Regulation C of the Securities Act (each a "Significant Subsidiary") of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so

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          qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, except for directors' qualifying shares, if any, is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

          (c) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated herein, except such as may be required under the Securities Act or state securities laws; and

          (d) The execution, delivery and performance of this Agreement and the issuance and sale of the Shares and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary or any of their properties or, to the best of such counsel's knowledge, any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, or the articles of incorporation or bylaws of the Company or any Significant Subsidiary, and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

          In addition, such counsel shall state that he or she has participated in conferences with officers and other representatives of the Company, representatives of Deloitte & Touche LLP, independent auditors for the Company, and the Representative, at which the contents of the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus or any amendment thereof or supplement thereto, no facts have come to the attention of such counsel which would lead such counsel to believe that at the date of this Agreement, the Prospectus (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, in each case as to which no opinion need be given) contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, in each case as to which no opinion need be given) at the Closing Date includes any untrue statement of a material fact or omits to state a

                                     Page 6
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material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as otherwise set forth herein, all references in this Section 5.4 to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

     5.5 The Representative shall have received on the Closing Date an opinion of McGuire, Woods, Battle & Boothe, L.L.P. counsel for the Company dated the Closing Date, to the effect that:

     (a) The Shares have been duly authorized, executed, issued and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Shares conform to the description thereof contained in the Prospectus;

     (b) This Agreement has been duly authorized, executed and delivered by the Company;

     In addition, subject to such counsel's customary qualifications about the scope of its obligations in connection with its participation in the preparation of documents, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of Deloitte & Touche LLP, independent auditors for the Company, the Representative, and Counsel for the Underwriters at which the contents of the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and although such counsel have not undertaken to investigate or verify independently, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus or any amendment thereof or supplement thereto, and did not participate in the preparation of the documents incorporated by reference in the Prospectus, no facts have come to the attention of such counsel which would lead such counsel to believe that at the date of this Agreement, the Prospectus (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, in each case as to which no opinion need be given) contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus at the applicable Closing Date (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein, in each case as to which no opinion need be given) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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          In rendering such opinion, McGuire, Woods, Battle & Boothe, L.L.P. may rely (A) as to matters governed by New York law upon the opinion of Counsel for the Underwriters, referred to below and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Except as otherwise set forth herein, all references in this Section 5.5 to the Prospectus shall be deemed to include any amendment or supplement thereto at the applicable Closing Date.

          The opinion of McGuire, Woods, Battle & Boothe, L.L.P. shall be rendered to the Representative at the request of the Company and shall so state therein.

          5.6 The Representative shall have received from [Underwriters' Counsel], counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Shares, the Registration Statement, the Prospectus, this Agreement and other related matters as the Representative may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion,[Underwriters' Counsel] may rely as to matters governed by Virginia law upon the opinion of Thomas F. Farrell Esq. or such other counsel referred to in paragraph 5.4 above.

          5.7 On the Closing Date, the Representative shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representative on the Option Closing Date of such documents and opinions as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                                  Section VI

     The obligations of the Company to sell and deliver the Shares on the Closing Date are subject to the condition that at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceeding therefor shall have been instituted or, to the knowledge of the Company, shall be contemplated.

     If the foregoing condition shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telegram to the Representative, to terminate this Agreement without any liability on the part of the Company or any Underwriter, except as provided in paragraphs 7.1 and 7.5 hereof.

                                  Section VII

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     In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

          7.1 To assist in any required qualification of the Shares by the Representative or on its behalf for offer and sale under the securities or blue sky laws of such States as the Representative may designate, to continue such qualification in effect so long as required for the distribution of the Shares and to reimburse the Representative for any expenses (including filing fees and fees and disbursements of counsel) paid by the Representative or on its behalf to qualify the Shares for offer and sale, to continue such qualification, to determine the eligibility of the Shares for investment and to print the memoranda relating thereto; provided that the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified;

          7.2 Promptly to deliver to the Representative conformed copies of the Registration Statement (including all documents incorporated by reference therein) as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of copies of the Registration Statement (but excluding the exhibits), each related preliminary prospectus, the Prospectus, and any amendments and supplements thereto, as the Representative may reasonably request;

          7.3 If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act in connection with sales by an Underwriter or dealer, to advise the Representative of such event or necessity, as the case may be, and, promptly upon request made by the Representative, to prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided that the expense of preparing and filing and such amendment or supplement (i) which is necessary in connection with such a delivery of a prospectus more than nine months after the date of this Agreement or (ii) which relates solely to the activities of any Underwriter shall be borne by the Underwriter or Underwriters or the dealer or dealers requiring the same; and provided further that the Representative shall, upon inquiry by the Company, advise the Company whether or not any Underwriter or dealer which shall have been selected by the Representative retains any unsold Shares and, for the purposes of this paragraph 7.4, the Company shall be entitled to assume that the distribution of the Shares has been completed when it is advised by the Representative that no Underwriter or such dealer retains any Shares;

          7.4 As soon as practicable, to make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the "effective date of the registration statement" within the meaning of Rule 158 under the Act which will satisfy the provisions of Section 11(a) of the Act;

          7.5 To pay or bear (i) all expenses in connection with the matters herein required to be performed by it, including all expenses (except as provided in paragraph 7.3 above) in connection with the preparation and filing of the Registration Statement and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Underwriters, and all audits, statements or reports in connection therewith, and all expenses in connection with the original issue and delivery of the Shares to the

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     Underwriters at the place designated in Section IV hereof, and all Federal and State taxes (if any) payable (not including any transfer taxes) upon the original issue of the Shares, (ii) all expenses in connection with the printing of this Agreement; and

          7.6 Before amending or supplementing the Registration Statement or the Prospectus (to the extent that such amendment or supplement relates to the Shares), to furnish to the Representative a copy of each such proposed amendment or supplement.

                                 Section VIII

     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party

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shall have mutually agreed to the retention of such counsel or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement, of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity would have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     If any Underwriter or person shall be entitled to indemnification by the terms of this Section VIII, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section VIII or if such claim is unavailable under controlling precedent, such Underwriter or person shall be entitled to contribution from the Company to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Company from the offering of the Shares (taking into account the portion of the proceeds of the offering realized by each), the Underwriter's or person's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).

     The indemnity and contribution provisions contained in this Section VIII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                                   Section IX

     This Agreement shall be subject to termination by notice given by the Representative to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange or the Nasdaq Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representative's reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event singly or together with any other such event makes it, in the Representative's reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                                   Section X

     This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto or (y) release of notification of the effectiveness of the Registration Statement by the Commission.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section II be increased pursuant to this Section X by an amount in excess of [one-ninth] of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Company for the purchase of such Shares are not made within [36] hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than [seven] days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                              Very truly yours,

                                              DOMINION RESOURCES, INC.


                                              By
                                                 ------------------------------
                                                   [Name]
                                                   [Title]

Accepted, _____, 199__

[The Representative]

Acting severally on behalf of itself and the several Underwriters named herein.

By [the Representative]


By
   ------------------------------
     [Name]
     [Title]

                                  SCHEDULE I

                                                        Number of Firm Shares
Underwriter                                                To Be Purchased
-----------                                                ---------------



                                                           ===============
   Total

                                   SCHEDULE II


                               [COMPANY ACCOUNT]

                                    Page 16